UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (845) 838-7900

Copies to:

Richard Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2015, at the Annual Meeting of Stockholders of eMagin Corporation (the “Company”), the Company’s stockholders approved  (i) electing the 7 director nominees named by the Company in the Company’s definitive proxy statement dated April 24, 2015 (the “Proxy Statement”) (i.e., Christopher Brody, Paul Cronson, Leslie G. Polgar, Ellen Richstone, Andrew G. Sculley, Stephen Seay and Jill J. Wittels), (ii) ratification of the appointment of McGladrey LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 (the “Auditor Ratification”) and (iii) by non-binding vote, the executive compensation disclosed in the Proxy Statement (the “Executive Compensation”).

As of April 17, 2015, the record date for the meeting, the Company had outstanding and entitled to vote 25,198,796 shares of common stock and 5,659 shares of its outstanding Series B Convertible Preferred Stock, where each such share of Series B Convertible Preferred Stock was entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock, which was a total of 7,545,333 shares of common stock.

The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non-Votes
1. Election of Seven Directors

Christopher Brody	18,188,900		181,013		18,369,913* 10,099,986**
Paul Cronson	18,206,349		163,564		18,369,913* 10,099,986**
Leslie G. Polgar	18,205,339		164,574		18,369,913* 10,099,986**
Ellen Richstone	18,203,931		165,982		18,369,913* 10,099,986**
Andrew G. Sculley	18,209,064		160,849		18,369,913* 10,099,986**
Brig. General Stephen Seay	18,210,608		159,305		18,369,913* 10,099,986**
Jill J. Wittels	18,211,579		158,334		18,369,913* 10,099,986**

2. Auditor Ratification	28,040,432	424,488		4,979	28,469,899	*

3. Executive Compensation	17,945,467	391,384		33,062	18,369,913* 10,099,986**
*Total **Broker Non-Vote

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: June 4, 2015	By:	/s/ Paul Campbell
Name: Paul Campbell
Title: Chief Financial Officer

3